UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013

NB&T FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

OHIO	0-23134	31-1004998
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

48 N. South Street, Wilmington, Ohio 45177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 382-1441

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

(a)  On April 23, 2013, the 2013 Annual Meeting of the shareholders of NB&T Financial Group, Inc. was held. The meeting involved the election of three directors for terms expiring in 2015, the ratification of the selection of BKD, LLP as the independent registered public accounting firm for the fiscal year 2013, the approval of the compensation of NBTF“s named executive officers and the recommendation of the frequency of every three years for future advisory votes on named executive officer compensation.

(b)  Item 1: To elect three directors for terms expiring in 2015. The voting results were as follows:

	TOTAL
Nominees	For	Withheld	Broker Non-Vote
S. Craig Beam	2,286,183	13,462	477,028
Brooke W. James	2,226,528	73,116	477,028
D. Jeffery Lykins	2,268,036	31,609	477,028

Item 2: To ratify the selection of BKD, LLP as the independent registered public accounting firm for fiscal year 2013. The voting results were as follows:

	For	Against	Abstain	Broker Non-Vote
Ratify BKD, LLP	2,741,720	4,128	30,825	0

Item 3: To approve the compensation of NBTF’s named executive officers. The voting results were as follows:

	For	Against	Abstain	Broker Non-Vote
Approve compensation	2,152,367	45,590	101,687	477,029

Item 4: To recommend the frequency of shareholder votes on approval of the Company’s named executive officer compensation.

	One Year	Two Years	Three Years	Abstain	Broker Non-Vote
Recommend frequency of approval of compensation	1,056,007	15,687	1,214,492	13,458	477,029

In light of these voting results and the other factors considered by the directors in recommending to the shareholders a frequency of once every three years, the Board of Directors determined at a meeting held on April 23, 2013, that the Company will hold an advisory vote on the compensation of the named executive officers every three years until the next required advisory vote on the frequency of future non-binding advisory votes on executive compensation. Thus, the next advisory vote on executive compensation will occur at the annual meeting of the shareholders of the Company in 2016.

(c)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NB&T Financial Group, Inc.

By:	/s/ Craig F. Fortin
Craig F. Fortin Chief Financial Officer

Date: April 26, 2013